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                                                            Exhibit 1-B


                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                            Statement of Income
                  Twelve Months Ended September 30, 1996
                                (Unaudited)
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                                                         (In Thousands)
Equity in earnings of subsidiaries                           $ 214,639
Interest income - subsidiaries                                     557
                                                             ---------
      Total income from subsidiaries                           215,196
Other income                                                       108
                                                             ---------
      Total income                                             215,304

Corporate and fiscal expenses (includes $1,142,000 for
 cost of services billed by an affiliated company)               4,892
Federal income taxes                                             (664)
                                                             ---------
      Income before interest                                   211,076
Interest                                                           324
                                                             ---------
      Net income                                             $ 210,752
                                                             =========


                      Statement of Retained Earnings


Retained earnings at beginning of period                     $ 820,091
Net income                                                     210,752
Dividends declared on common shares                          (153,328)
                                                             ---------
Retained earnings at end of period                           $ 877,515
                                                             =========
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